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                                 EXHIBIT 23.5








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                     CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Prospectus constituting part of this Registration Statement on Form S-3 of our report on Long Distance Network, Inc. dated June 22, 1994 appearing on page F-1 of SA Telecommunications, Inc. Current Report on Form 8-K/A-2 dated May 16, 1994. We also consent to the reference to us under the heading "Experts" in such Prospectus.

                                      SAMSON, ROBBINS & ASSOCIATES, P.L.L.C.

Dallas, Texas
December 28, 1995